Exhibit 16.1


               [Manning Elliot, Chartered Accountants letterhead]


November 6, 2003

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Tissera, Inc. (the "Company")

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated November 6, 2003; and

(2) We agree with the information contained therein.

Sincerely,


/s/ Manning Elliot, Chartered Accountants